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NUMBER                                                                    SHARES
------                                                                    ------


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                                   CUSIP NUMBER
                                                                   58439 T-10-5

                        MEDIA COMMUNICATIONS GROUP, INC.


This Certifies that ___________________________________________ is the owner of

___________________________________________ fully paid and non-assessable Shares of the Capital Stock of MEDIA COMMUNICATIONS GROUP, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

                this ________________ day of ______________________ AD _________

                                     [SEAL]
___________________                                          ___________________
SECRETARY/TREASURER                                               PRESIDENT